UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 18 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2010

WINSCON ELECTRONICS CO. LTD.

(Exact name of small business issuer as specified in its charter)

Delaware                       333-127170                           98-0476582

          (State or other Jurisdiction                  (Commission File Number)           (IRS Employer Identification

of incorporation)                                                                                           Number)

3950 Worthview Place

Mississauga, Ontario, CANADA L5N 6S7

(Address of principal executive offices, including zip code)

(905) 824-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

Winscon Electronics Co. Ltd. (“Winscon”) entered into a Letter of Intent to Purchase, dated January 14, 2010, with Cotronic Manufacturing Co. Ltd. (“Cotronic”), a Taiwan corporation; for the purpose of setting forth the terms and conditions upon which Winscon Electronics Co. Ltd. (“Winscon”) will acquire from Cotronic 100% of all the assets and equity of Cotronic.

Item 9.01   Financial Statements and Exhibits

(d)

Exhibits

Exhibit           Description

10.1                Letter of Intent to Purchase

______________________________________________________________________________________

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2010

Winscon Electronics. Co. Ltd.

/S/    Luiz Brasil

________________________________

Luiz Brasil, CEO

Exhibit 10.1

LETTER OF INTENT

This Letter of Intent ("LOI") dated this 14th day of January 2010 between Winscon Electronics Co., Ltd. a Delaware company. (hereinafter referred to as "Winscon") and Mr. Robert Tang„ the President of Cotronic Manufacturing Co., Ltd. 4 Kao-Hsia Road, Chung-Li Industrial Park, Tao-Yuan, Taiwan (hereinafter referred as "The Sellers") is for the purpose of setting forth the terms and conditions upon which Winscon will receive from The Sellers, 100% of all Shares and Assets owned by The Sellers of Cotronic Manufacturing Co., Ltd. 4 Kao-Hsia Road, Chung-Li Industrial Park, Tao-Yuan, Taiwan. The assets to be transferred to Winscon from The Sellers are the 100% share interest in Cotronic Manufacturing Co., Ltd. The terms of this LOI shall be effective as of the date first stated herein.

In consideration of the mutual promises, covenants, and representations contained herein,

THE SELLER and WINSCON AGREE AS FOLLOWS:

ARTICLE I

WINSCON agrees to issue to the Sellers, upon receipt of the 100% interest of Cotronic Manufacturing Co., Ltd., 2,000,000 Free Trading Common Shares and 2,000,000 Restricted Common shares of Winscon (Delaware) under the following conditions,

THE SELLERS shall transfer and assign to Winscon 100% all Assets, Shares and all other tangible and intangible property rights and ownership of Cotronic Manufacturing Co., Ltd.

THE SELLERS agree to, at their expense, supply current Audited Financial Statements prepared by auditors registered with the Securities and Exchange Commission in the United States of America.

THE SELLERS agree to operate the company as principal shareholders of Winscon (Delaware) and further agree to accept a seat on the Winscon Board of Directors when requested.

ARTICLE II REPRESENTATIONS AND WARRANTIES

WINSCON is a corporation duly organized, validly existing, and in good standing under the laws of The State of Delaware, has all necessary corporate powers to enter into this agreement. All actions taken by the Directors and/or shareholders of WINSCON have been valid and in accordance with the laws of The State of Delaware.

The execution of this exchange of shares by Winscon, will not conflict with or result in any of the provisions of or constitute a default under any law, or other instrument to which any of them are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, that would cause The Seller to be liable to any other party.

None of representations and warranties made by The Seller, or in any certificate or memorandum furnished or to be furnished hereunder by The Seller contain or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading to Winscon

The Seller has complied with, and is not in violation of any local statute, law, and/or regulation pertaining to The Seller.

The Seller is not subjected to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality.

Prior to the closing, The Seller will conduct their business in the normal course, and will not without the prior written approval of Winscon , incur any liabilities not disclosed to Winscon , transfer or dispose of any of the assets owned by the Sellers, nor enter into any contracts, nor guarantee obligations of any third parties.

The Agreement For The Exchange Of Common Stock and any provision hereof, may not be waived, changed, modified, discharged orally unless mutually agreed to and signed by the parties referenced herein.

This LOI contains the entire understanding between the parties hereto, and supersedes all prior and understandings both oral or written.

All notices, requests, demands, and other communications under this LOI shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified postage prepaid, and properly addressed as follows.

THE SELLER:

Cotronic Manufacturing Co., Ltd. Mr.Robert Tang

4 Kao-Hsia Road,

Chung-Li Industrial Park,

Tao-Yuan, Taiwan

To WINSCON :

Winscon Electronics Co. Ltd Luis A. Brasil, President

3950 Worthview Pl.

Mississauga, Ontario, Canada L5N 6S7

All representations, covenants, contained in this LOI, or in any instrument, certificate, opinion, or other documents provided, shall be true and correct..

The parties hereto shall cooperate with each other to achieve the purpose of this LOI, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

Submitted and Accepted this 14th day of January 2010.

The Seller

WINSCON ELECTRONICS CO. LTD.

By

Luiz A. Brasil. President

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